                                                                    Exhibit (10)
                         THE MCGRAW-HILL COMPANIES, INC.

                         SENIOR EXECUTIVE SEVERANCE PLAN

               (As Amended and Restated Effective April 24, 2002)

                                                                    Exhibit (10)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.   Purpose......................................................   37
Section 2.   Effective Date...............................................   37
Section 3.   Administration...............................................   37
Section 4.   Participation................................................   37
Section 5.   Payments Upon Qualified Termination of Employment............   38
Section 6.   Unfunded Status of Plan......................................   41
Section 7.   Termination and Amendment of the Plan........................   41
Section 8.   Benefit of Plan..............................................   41
Section 9.   Non-Assignability............................................   42
Section 10.  Effect of Other Plans........................................   42
Section 11.  Mitigation and Offset........................................   42
Section 12.  Termination of Employment....................................   42
Section 13.  Severability.................................................   42
Section 14.  Disputed Claims..............................................   42
Section 15.  Governing Law; Section Headings..............................   43
Section 16.  Claims Procedure.............................................   43

                                                                    Exhibit (10)

           THE McGRAW-HILL COMPANIES, INC. SENIOR EXECUTIVE SEVERANCE PLAN

         Section 1.  Purpose

                  The purpose of the Senior Executive Severance Plan (the "Plan") is to provide senior executives who are in a position to contribute materially to the success of The McGraw-Hill Companies, Inc., or any subsidiary at least 20% of whose voting shares are owned directly or indirectly by The McGraw-Hill Companies, Inc. (collectively, the "Company"), with reasonable compensation in the event of their termination of employment with the Company.

         Section 2.  Effective Date

                  The Plan is effective as of January 28, 1987.

         Section 3.  Administration

                  The Plan shall be administered (i) by the Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee of non-employee directors as the Board shall appoint (the "Committee"), or (ii) in the absence of such Committee or if the Committee is unable to act, by the Board (the "Adminstrator"). Subject to the express provisions of the Plan and the rights of Participants pursuant thereto, the Administrator shall have discretionary authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as the Administrator shall, from time to time, deem advisable; (ii) resolve all questions or ambiguities relating to the interpretation and application of the Plan (and any notices or agreements relating thereto); (iii) make eligibility and benefit determinations under the Plan, including any factual determinations relevant thereto; and (iv) otherwise supervise the administration of the Plan in accordance with the terms hereof. The discretionary authority under the preceding sentence may also be exercised by any person making a determination on a claim for benefits or a review of a claim pursuant to Section 16 below.

                  Subject to Section 16 hereof, all decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

                  All decisions made by the CEO, as hereinafter defined, which may personally benefit, directly or indirectly, the CEO shall be subject to the approval of the Committee.

         Section 4.  Participation

                  The Chief Executive Officer (the "CEO") of the Company shall from time to time select, subject to the approval of the Committee, the employees who are to participate in the Plan (the "Participants") from among those employees who are determined by the CEO to be in a position to contribute materially to the success of the Company. The Company shall notify each Participant in writing of his participation in the Plan, and such notice shall also set forth the payments and benefits to which the Participant may become entitled. The Company may also enter into such agreements as the Committee deems necessary or appropriate with respect to a Participant's rights under the Plan. Any such notice or agreement may contain such terms, provisions and conditions not inconsistent with the Plan, including but not limited to provisions for the extension or renewal of any such agreement, as shall be determined by the Committee, in its sole discretion.

                                                                    Exhibit (10)

                  A Participant shall cease to be a Participant in the Plan upon the earlier of (i) his receipt of all of the payments, if any, to which he is or becomes entitled under the terms of this Plan and the terms of any notice or agreement issued by the Company with respect to his participation hereunder, or (ii) the termination of his employment with the Company under circumstances not requiring payments under the terms of this Plan.

         Section 5.  Payments Upon Qualified Termination of Employment

                  (a) In the event of a Qualified Termination of Employment, the Participant shall be entitled, as compensation for services rendered, subject to any applicable payroll or other taxes required to be withheld, to:

                  (i) continue to receive an amount equal to his Monthly Base Salary for a period following his termination of employment, based upon the following formula, but in no event for less than 12 months: the number of full and partial years of the Participant's continuous service with the Company, up to a maximum of 15 years, multiplied by 1.6; provided that if the foregoing formula yields a period exceeding 12 months, the Participant shall be entitled to salary continuation for only 12 months and, in addition, shall be entitled to a single lump sum cash payment equal to the product of the Participant's Monthly Base Salary and the number of months under the formula in excess of 12, to be paid 12 months after the Participant's termination of employment, or as soon thereafter as practicable; and

                  (ii) remain an active participant in all Company-sponsored retirement, life, medical, dental, accidental death and disability insurance benefit plans or programs in which he was participating at the time of his termination for the duration of the salary continuation period described in Section 5(a)(i) above (not in excess of 12 months), but only to the extent permitted by applicable law, as determined by the Company, it being understood that continued participation in Company-sponsored retirement plans or programs shall be limited to such plans or programs that are not intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and, in addition, if the formula in Section 5(a)(i) above yields a period exceeding 12 months, the Participant shall be entitled to a single lump sum cash payment equal to 10% of the product of the Participant's Monthly Base Salary and the number of months under the formula in excess of 12, to be paid 12 months after the Participant's termination of employment, or as soon thereafter as practicable;

         provided that the CEO may authorize, in his sole discretion, in lieu of the payments and benefits provided under Sections 5(a)(i) and (ii) above, payment to the Participant of a single lump sum equal to 110% of the Participant's Monthly Base Salary for the period under the formula specified under Section 5(a)(i), or for 12 months, if longer (100% of Monthly Base Salary for such period in lieu of salary continuation, and 10% of Monthly Base Salary for such period in lieu of benefits continuation).

         Such payments shall be in lieu of any other payments under the Plan or under any other severance pay or separation allowance plan, program or policy of the Company including the Company's Separation Pay Plan; provided, however, that if payments pursuant to the terms and conditions of the Company's Separation Pay Plan would result in greater payments to a Participant than would be payable under this Plan, said Participant shall in such event receive payments pursuant to the terms and conditions of the Company's Separation Pay Plan in lieu of payments pursuant to this Plan.

                                                                    Exhibit (10)

                  (b) For purposes of this Section 5, the following definitions shall apply:

                  (i) A "Qualified Termination of Employment" shall mean termination of employment with the Company (other than by reason of death, Disability, voluntary resignation by a Participant under circumstances not qualifying under (B) below, or lawful Company mandated retirement at normal retirement age)

                  (a) by the Company for any reason other than for Cause, or

                  (b) by the Participant after an Adverse Change in Conditions of Employment or for any reason during the 30-day period following the first anniversary of a Change of Control.

                  (ii) "Cause" shall mean the Participant's misconduct in respect of the Participant's obligations to the Company or other acts of misconduct by the Participant occurring during the course of the Participant's employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company; provided that in no event shall unsatisfactory job performance alone be deemed to be "Cause"; and, provided, further, that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for "Cause".

                  (iii) An "Adverse Change in Conditions of Employment" shall mean the occurrence of any of the following events:

                  (a) an adverse change by the Company in the Participant's functions, duties or responsibilities, which change would cause the Executive's position with the Company to become one of substantially less responsibility, importance or scope; or

                  (b) a 10% or larger reduction by the Company (in one or more steps) of the Participant's Monthly Base Salary.

                  Notwithstanding the foregoing the Participant's failure to object to the Company in writing to a change described in (A) or (B) above within 120 days after such change shall constitute a waiver of such change as an Adverse Change in Conditions of Employment.

                  (iv) "Disability" shall mean a Participant's long-term disability pursuant to a determination of disability under the Company's Long-Term Disability Plan.

                  (v) "Monthly Base Salary" shall mean a Participant's highest regular monthly salary during the preceding 24-month period, excluding any of the following: year-end or other bonuses, incentive compensation, whether short term or long term, commissions, reimbursed expenses, and any payments on account of premiums on insurance or other contributions made to other Company welfare or benefit plans.

                  (i)   "Change of Control" shall mean any of the following:

                  An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock

                                                                    Exhibit (10)

         of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (2) any acquisition by the Corporation; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

                  (ii) A change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board of Directors subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                                                                    Exhibit (10)

                  (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  (c) In the event a Participant dies after the commencement of payments pursuant to Section 5(a) above, the balance of said payments shall be payable to said Participant's estate.

                  (ii) It is the intent of this Plan that a Participant's transfer to another location shall not by itself constitute an "Adverse Change in Conditions of Employment"; provided, however, that such an "Adverse Change in Conditions of Employment" will be deemed to exist if, after a Change of Control, a Participant is transferred to a principal business location so as to increase the distance between the principal business location and such Participant's place of residence at the time of the Change of Control by more than 50 miles or such other distance standard as may be established from time to time under
         Section 217(c)(1)(A) of the Code.

                  (iii) It is the intent of this Plan that a Participant shall not receive payments hereunder in the event of a sale of the business unit of the Company with which the Participant is associated as an executive, provided that the Participant is offered a position and salary with the buyer or the Company comparable to the position and salary of the Participant immediately prior to said sale, whether or not such offer is accepted by the Participant. If, however, the Participant is not offered a comparable position and salary, the Participant shall be entitled to payments hereunder. A position shall not be deemed to be a "comparable position" for purposes of this subsection (iii) if it increases the distance between the Participant's principal business location and the Participant's place of residence at the time of the sale by more than 50 miles or such other distance standard as may be established from time to time under Section 217(c)(1)(A) of the Code.

         Section 6.  Unfunded Status of Plan

                  The Plan is intended to constitute an "unfunded" compensation arrangement. With respect to any payments required to be made, but not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Company may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payments in lieu of or with respect to amounts payable hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         Section 7.  Termination and Amendment of the Plan

                  The Board shall have the right at any time, in its discretion, to amend the Plan, in whole or in part, or to terminate the Plan, except that no amendment or termination shall impair or abridge the obligations of the Company and the rights of Participants under any notices or agreements previously issued pursuant to the Plan.

         Section 8.  Benefit of Plan

                  The Plan shall be binding upon and shall inure to the benefit of the Participant, his heirs and legal representatives, and the Company and its successors. The term "successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company.

                                                                    Exhibit (10)

         Section 9.  Non-Assignability

                  Each Participant's rights under this Plan shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

         Section 10. Effect of Other Plans

                  Except as expressly provided in Section 5 with respect to the Company's Separation Pay Plan, (i) nothing in the Plan shall affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Company, and (ii) the Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Company on behalf of employees.

         Section 11. Mitigation and Offset

                  No Participant shall be required to mitigate the amount of any payment under the Plan by seeking employment or otherwise, and there shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments to the Participant, his dependents, beneficiaries or estate provided for in the Plan.

                  If, after a Participant's termination of employment with the Company, the Participant is employed by another entity or becomes self-employed, the amounts (if any) payable under this Plan to the Participant shall not be offset by the amounts (if any) payable to the Participant from such new employment with respect to services rendered during the severance period applicable to such Participant under this Plan.

         Section 12. Termination of Employment

                  Nothing in the Plan shall be deemed to entitle a Participant to continued employment with the Company, and the rights of the Company to terminate the employment of a Participant shall continue as fully as though this Plan were not in effect.

         Section 13. Severability

                  In the event that any provision or portion of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         Section 14. Disputed Claims

                  (a) If a Participant makes a claim for payments under the Plan and such claim is disputed by the Company (a "Disputed Claim"), the Company shall reimburse the Participant for any reasonable attorney's fees and disbursements incurred in pursuing such claim ("Attorney's Fees") provided that the Participant obtains a non-appealable, final judgment from a court of competent jurisdiction or a binding arbitration award granting the Participant all or substantially all of the amount sought (a "Judgment or Award"). Unless

                                                                    Exhibit (10)

         the Judgment or Award specifies whether it constitutes "all or substantially all of the amount sought," such determination shall be made by the Administrator in its sole and absolute discretion. Said reimbursement of Attorney's Fees, if applicable, shall be made as soon as practicable after said determination.

                  (b) If a Disputed Claim is made with respect to a termination of employment occurring during a period beginning on the date of a Change of Control and ending 24 months thereafter, the Participant shall be entitled to reimbursement of Attorney's Fees, whether or not the Participant obtains a Judgment or Award. Such reimbursement shall be made on a "pay-as-you-go" basis, as soon as practicable after presentation to the Company of any periodic statements for Attorney's Fees.

                  (c) Without affecting the rights of a Participant under subsection (a) of this Section 14, a Participant shall be entitled to reimbursement of Attorney's Fees for a Disputed Claim in accordance with the terms of subsection (b) with respect to termination of employment occurring six months prior to a Change of Control, whether or not the Participant obtains a Judgment or Award, provided, however, that no reimbursement will be made under this subsection (c) in such case (i) unless and until the Change of Control actually occurs or (ii) if reimbursement has been made under subsection (a) of this Section 14.

         Section 15. Governing Law; Section Headings

                  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

                  The section headings used in this document are for ease of reference only and shall not be controlling with respect to the application and interpretation of this Plan.

         Section 16. Claims Procedure

                  (a) Benefits shall be paid in accordance with the provisions of the Plan. Any claim for benefits under the Plan shall be promptly filed in writing by the Participant, the Participant's beneficiary or contingent beneficiary, or the Participant's authorized representative (hereinafter collectively referred to as the "Claimant") with the Company. This written claim shall be mailed or delivered to the Company by registered mail and shall be decided by the person or persons to whom this responsibility is delegated from time to time by the Administrator.

                                                                    Exhibit (10)

                  (b) The Claimant shall be sent a written notice of the Company's determination with respect to the claim of the Claimant within 90 days of receipt of the claim, unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and notice thereof will be given within the first 90-day period. If the claim is denied in whole or in part, the notice shall indicate the reason for the denial (including references to the Plan provisions on which the denial is based), describe any additional information or material needed and the reasons why such additional information or material is necessary, and explain the claim review procedure.

                  (c) If a claim is denied in whole or in part (or if no decision on a claim is rendered within the limitations of the time described in Section 16(b)), the Claimant may request a review of the decision (or of the claim, if no timely decision has been rendered). This request shall be submitted in writing to the Chief Human Resources Officer of the Company (the "Claims Reviewer") within 60 days of receipt of the notice of denial. The business address and telephone number of the Claims Reviewer is:

                  The McGraw-Hill Companies, Inc.
                  1221 Avenue of the Americas
                  New York, New York  10020
                  (212) 512-2000

         This written request for review shall be mailed or delivered to the Claims Reviewer by registered mail. The Claimant may review pertinent documents and may submit in writing additional comments and material.

                  (d) The Company shall have the right to change the Claims Reviewer under the Plan. The Company shall also have the right to change the address and telephone number of the Claims Reviewer. The Company shall give the Participants written notice of any change of the Claims Reviewer, or any change in the address and telephone number of the Claims Reviewer.

                  (e) A review decision shall be made by the Claims Reviewer within 60 days of receipt of the request for review, unless there are special circumstances (such as the need for a hearing) which require an extension of the time for processing. Such extension shall not exceed 60 days and notice thereof shall be given within the first 60-day period. The review decision shall be in writing and include specific references to the Plan provisions on which the decision is based.

January 28, 1987

         As amended:    March 25, 1987
                        September 30, 1987
                        September 28, 1988
                        April 26, 2000
                        April 24, 2002